Aflac Incorporated 2022 Form 10-K
EXHIBIT 21
Aflac Incorporated
SUBSIDIARIES
The following list sets forth the subsidiaries of Aflac Incorporated:

Company	Jurisdiction
American Family Life Assurance Company of Columbus (Aflac)	Nebraska
American Family Life Assurance Company of New York(1)	New York
Aflac Re Bermuda Ltd.(1)	Bermuda
Aflac Asset Management LLC	Delaware
Aflac Asset Management Japan Ltd.(2)	Japan
Global Alternatives Fund SPC(2)	Cayman Islands
Global Alternatives Real Estate Portfolio SP(2)	Cayman Islands
Aflac International, Inc.	Georgia
Aflac Information Technology, Inc.	Georgia
Simple Technology, LLC(3)	Delaware
Aflac Global Ventures LLC	Delaware
Empoweredbenefits, LLC(4)	North Carolina
Aflac Ventures Labs LLC(4)	Delaware
Aflac Ventures Seed Fund LLC(4)	Delaware
Aflac InfoSec Services LLC(4)	Delaware
Aflac Ventures India Fund LLC(4)	Delaware
Aflac Ventures LLC(4)	Delaware
Lapetus Solutions, Inc.(5)	Delaware
Medical Note, Inc.(5)	Japan
Sensely Corporation(5)	California
Aflac Ventures Japan KK(4)	Japan
Hatch Healthcare KK(6)	Japan
Hatch Insight KK(6)	Japan
Aflac Benefits Advisors, Inc.	Georgia
Communicorp, Inc.	Georgia
Continental American Insurance Company	Nebraska
Continental American Group, LLC(7)	Georgia
Aflac Holdings LLC	Nebraska
Aflac Life Insurance Japan Ltd.(8)	Japan
Global Investment Fund I(9)	Delaware
Tsusan Co., Ltd.(9)	Japan
Aflac Insurance Services Co., Ltd.(9)	Japan
Aflac Payment Services Co., Ltd.(9)	Japan
SUDACHI Small-amount Short-term Insurance Company Ltd.(9)	Japan
Aflac Pet Small-amount Short-term Insurance Company Ltd.(9)	Japan
Aflac Heartful Services Co., Ltd.(10)	Japan
Global Alternatives Private Equity Sub-Trust A(11)	Cayman Islands
Global Alternatives Real Estate Equity Sub-Trust B(11)	Cayman Islands
Tier One Insurance Company	Nebraska
Aflac Northern Ireland, Ltd.	Northern Ireland, U.K.
Argus Holdings, LLC	Florida
Aflac Benefits Solutions, Inc.(12)	Florida
Empowered.Insure LLC	North Carolina
Aflac GI Holdings LLC	Delaware
Varagon Capital Partners, L.P.(13)	Delaware
Varagon Capital Management MGP, LLC(13)	Delaware
Denham Sustainable Infra GP LLC(13)	Delaware
(continued)

Company	Jurisdiction
Denham Sustainable Infra Management LP(13)	Delaware
Sound Point Commercial Real Estate Finance LLC(13)	Delaware
(1) Subsidiary of Aflac
(2) Subsidiary of Aflac Asset Management LLC
(3) Subsidiary of Aflac Information Technology, Inc.
(4) Subsidiary of Aflac Global Ventures LLC
(5) Investment of Aflac Ventures LLC
(6) Subsidiary of Aflac Ventures Japan KK
(7) Subsidiary of Continental American Insurance Company
(8) Subsidiary of Aflac Holdings LLC
(9) Subsidiary of Aflac Life Insurance Japan Ltd.
(10) 80% owned by Aflac Life Insurance Japan Ltd.,
10% owned by Aflac Insurance Services Co., Ltd., and
10% owned by Aflac Payment Services Co., Ltd.
(11) 90% owned by Aflac Life Insurance Japan Ltd. and
10% owned by Aflac
(12) Subsidiary of Argus Holdings, LLC
(13) Investment of Aflac GI Holdings LLC